Exhibit 32.1

Section 1350 Certification of Chief Executive Officer

           In connection with the Annual Report on Form 10-K of Hibbett Sports, Inc. (the “Company”) for the fiscal year ended February 2, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer certifies, to the best knowledge and belief of such officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           (i)           The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

           (ii)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2008	/s/ Michael J. Newsome
Michael J. Newsome Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

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